Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Amounts in thousands, except share and per share amounts)

On June 8, 2017, Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) purchased 1,375,000 shares of common stock, $0.0001 par value, of Kleo Pharmaceuticals, Inc., a privately-held Delaware corporation (“Kleo”), in satisfaction of one of a series of the Company’s purchase commitments pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) between Kleo and the Company, dated as of August 29, 2016 and further described below.  The total consideration paid by the Company to Kleo was $1,375 for this transaction.

Under the Purchase Agreement, the Company committed to purchase an aggregate of 8,500,000 shares of Kleo’s common stock, at a purchase price of $1.00 per share, in a series of closings.  The initial closing occurred on August 29, 2016, at which date the Company purchased 3,000,000 shares of Kleo’s common stock for consideration of $3,000.  Pursuant to a schedule set forth in the Purchase Agreement, the Company is obligated to purchase the remaining 5,500,000 shares in four equal installments through December 2017.  The Company satisfied the first installment by purchasing 1,375,000 shares on March 30, 2017 for total consideration of $1,375.  Also on March 30, 2017, the Company purchased 500,000 shares of Kleo’s common stock directly from David A. Spiegel, M.D., Ph.D., a co-founder of Kleo, for consideration of $250 in cash and 32,500 common shares of the Company.  The acquisition on June 8, 2017 described above satisfied the second installment obligation (the “Second Installment Purchase”).  Following the completion of Second Installment Purchase, the Company owned a 33.1% interest in the issued and outstanding equity of Kleo.  For all periods for which the Company has owned shares of Kleo common stock, the Company has accounted, and following the completion of the Second Installment Purchase, continues to account, for its ownership of Kleo’s common stock utilizing the equity method of accounting in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016 and the three months ended March 31, 2017 are presented as if the Company’s acquisitions of its interest in Kleo had been completed as of January 1, 2016.

The effects of the transactions are fully reflected in the Company’s consolidated balance sheet as of June 30, 2017, filed with its Quarterly Report on Form 10-Q on August 14, 2017.  Had the Second Installment Purchase, as described above, been completed on March 31, 2017, the impact would have been a decrease in the cash balance of $1,375 from $52,286 to $50,911 and a corresponding increase in equity method investment of $1,375 from $4,511 to $5,886 on the Company’s consolidated balance sheet as of March 31, 2017.

The pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our final prospectus dated May 3, 2017 and our Quarterly Report on Form 10-Q for the three month period ended March 31, 2017.

The pro forma condensed consolidated statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2016, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(Amounts in thousands, except share and per share data)

	Biohaven Pharmaceutical Holding Company Ltd.	Pro Forma Adjustments		Pro Forma

Operating expenses:
Research and development	$55,529	$—		$55,529
General and administrative	5,109	—		5,109
Total operating expenses	60,638	—		60,638
Loss from operations	(60,638)	—		(60,638)
Other income (expense):
Interest expense	(385)	—		(385)
Change in fair value of warrant liability	154	—		154
Change in fair value of derivative liability	(65)	—		(65)
Change in fair value of contingent equity liability	(2,263)	—		(2,263)
Loss from equity method investment	(247)	(807	)(a)	(1,054)
Total other income (expense), net	(2,806)	(807)		(3,613)
Loss before provision for income taxes	(63,444)	(807)		(64,251)
Provision for income taxes	90	—		90
Net loss	(63,534)	(807)		(64,341)
Net loss attributable to non-controlling interests	143	—		143
Net loss attributable to Biohaven Pharmaceutical Holding Company Ltd.	$(63,677)	$(807)		$(64,484)

Net loss per share attributable to Biohaven Pharmaceutical Holding Company Ltd.—basic and diluted	$(5.05)			$(5.11	)(b)

Weighted average common shares outstanding—basic and diluted	12,608,366			12,608,366

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Amounts in thousands, except share and per share data)

	Biohaven Pharmaceutical Holding Company Ltd.	Pro Forma Adjustments		Pro Forma

Operating expenses:
Research and development	$10,740	$—		$10,740
General and administrative	3,757	—		3,757
Total operating expenses	14,497	—		14,497
Loss from operations	(14,497)	—		(14,497)
Other income (expense):
Interest expense	(305)	—		(305)
Change in fair value of warrant liability	(454)	—		(454)
Change in fair value of derivative liability	289	—		289
Change in fair value of contingent equity liability	(3,375)	—		(3,375)
Loss from equity method investment	(218)	(185	)(a)	(403)
Total other income (expense), net	(4,063)	(185)		(4,248)
Loss before provision for income taxes	(18,560)	(185)		(18,745)
Provision for income taxes	193	—		193
Net loss	(18,753)	(185)		(18,938)
Accretion of beneficial conversion feature	(4,000)	—		(4,000)
Net loss attributable to common shareholders of Biohaven Pharmaceutical Holding Company Ltd.	$(22,753)	$(185)		$(22,938)

Net loss per share attributable to Biohaven Pharmaceutical Holding Company Ltd.—basic and diluted	$(1.74)			$(1.75	)(b)

Weighted average common shares outstanding—basic and diluted	13,088,861			13,088,861

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.                                      Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The unaudited pro forma condensed consolidated financial statements of the Company and its acquisition of its 33.1% interest in Kleo have been prepared based on the historical consolidated statements of operations of the Company and Kleo for the year ended December 31, 2016 and the three months ended March 31, 2017.

The Company and Kleo employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma results of operations of the Company have been made.

The ongoing activity presented in these unaudited pro forma condensed consolidated financial statements represents the income and expenses of the Company that reflect the impact of ownership of its equity interest in Kleo. This unaudited pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results that might have been achieved had the transactions described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.                                      Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared as if the acquisitions of the aggregate 33.1% equity interest in Kleo were completed on January 1, 2016 and reflect the following pro forma adjustments:

(a)         To record the pro forma effect of the Company’s 33.1% equity in the losses of Kleo for the year ended December 31, 2016 and the three months ended March 31, 2017.  The pro forma loss from equity method investment was calculated as follows:

	Year Ended December 31, 2016	Three Months Ended March 31, 2017

Kleo net loss, as reported	$(3,727)	$(1,215)
Adjustment to reverse expense associated with tranche obligation derivative	546	—
Kleo net loss, adjusted	(3,181)	(1,215)
Biohaven aggregate equity interest in Kleo	33.1%	33.1%
Pro forma loss from equity method investment	$(1,054)	$(403)

(b)         The pro forma basic and diluted net loss per share have been adjusted to reflect the pro forma net loss for the year ended December 31, 2016 and the three months ended March 31, 2017, as described above.